UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022 (December 29, 2021)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9 East Park Court

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2021, the Board of Directors of Bion Environmental Technologies, Inc. (referred to herein as “Company” or “Bion”)) approved the 2021 Equity Incentive Award Plan (the “Plan”), subject to approval by the Company’s shareholders. The Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and performance unit awards (collectively, the “Awards”). Awards may be granted under the Plan to the Company’s employees, directors, consultants and independent contractors. The Board of Directors will not grant Awards under the Plan unless and until the Company’s shareholders approve the Plan.

If approved by the shareholders at the Company’s 2022 Annual Meeting, the Plan will succeed and replace the Company’s 2006 Consolidated Incentive Plan, as amended (the “Prior Plan”). It is the intention of the Company that no additional grants will be made pursuant to the Prior Plan after the date shareholders approve the Plan and the Prior Plan thereafter will be maintained solely to service grants made through that date. The maximum number of shares of common stock available for issuance under the Plan is 30,000,000. The Prior Plan has an authorized maximum issuance of 36,000,000 shares of which an aggregate of 26,000,930 shares have been have either been utilized (5,285,202 shares) or specifically reserved for issuance (20,715,758 shares) as of this date, leaving 9,999,070 shares available for future grants. If no additional shares are reserved under the Prior Plan between this date and the date of approval of the Plan (of which there is no assurance), the approval of the Plan will result in an estimated total share reserve of 56,000,930 shares of common stock upon shareholder approval of the Plan and the Amended and Restated Articles (as defined below) at the Company’s 2022 Annual Meeting. The shares of common stock subject to Awards granted under the Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Plan and be available for issuance under the Plan.

Awards under the Plan will vest no earlier than one year from the date of grant. In the event of a Participant’s Termination without Cause or for Good Reason (each capitalized term as defined in the Plan) during the 12-month period following a Change in Control (as defined in the Plan), all outstanding options, stock appreciation rights, restricted stock and restricted stock units will become immediately vested in full and all performance goals or other vesting criteria for performance unit Awards shall be deemed achieved at 100% of target levels. Moreover, full vesting of all outstanding Awards will be effective immediately upon the Change of Control unless the Company is the surviving entity and any adjustments necessary to preserve the value of the participant’s outstanding awards have been made, or the Company’s successor assumes the Company’s obligations under this Plan or replaces each outstanding award with an award of equal or greater value and having terms and conditions no less favorable than those immediately prior to the Change in Control.

In addition, in the event of a Change in Control, the compensation committee may in its discretion and with proper notice, cancel any outstanding Awards and pay to the holders thereof the value of such Awards based upon the price per share of common stock received or to be received by other shareholders of the Company upon the Change in Control. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common, the compensation committee may cancel the option or stock appreciation right without the payment of consideration therefor.

The Board of Directors may suspend or terminate the Plan at any time. The Plan will terminate on the tenth (10th) anniversary of the effective date, unless previously terminated or all shares authorized have been issued or transferred. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. The Board may amend or modify the Plan at any time, subject to any requisite shareholder approval. To the extent required by applicable law or regulation, and except as otherwise provided in the Plan, shareholder approval will be required for any amendment that (a) increases the total number of shares which may be issued or delivered under the Plan; (b) makes any changes in the class of eligible individuals; (c) extends the period set forth in the Plan during which Awards may be granted; or (d) makes any changes that require shareholder approval under the rules and regulations of any securities exchange or quotation system on which the Company’s common stock is traded.

The Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 29, 2021, the Board of Directors of the Company approved the Amended and Restated Bylaws of the Company (the "Amended and Restated Bylaws"). The Amended and Restated Bylaws include the following amendments: updating all notice periods and record date provisions to align with statutory requirements, updating the shareholder meeting adjournment terms; updating terms regarding remote shareholder and board of directors meetings; mandatory, instead of discretionary, indemnification of, and advancement of expenses to, directors and officers whose conduct meets certain requirements, in lieu of mandatory indemnification only of directors who are wholly successful in defense of a proceeding; and updating the duties and responsibilities of the officers. In addition, certain non-substantive changes were made to the Bylaws. The Amended and Restated Bylaws were effective upon adoption by the Board.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws which is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

On December 29, 2021, the Board of Directors of the Company also approved Amended and Restated Articles of Incorporation of the Company (the “Amended and Restated Articles”) and recommended them to the shareholders for approval. The Amended and Restated Articles include the following amendments: increasing the authorized number of shares of capital stock from 100,000,000 shares of common stock and 10,000,000 shares of preferred stock to 250,000,000 shares of common stock and 10,000,000 shares of preferred stock; deleting the terms of various series of preferred stock that are no longer outstanding, amending the registered agent information; adding the Company’s principal office address; removing indemnification terms (which are addressed in the Amended and Restated Bylaws); and removing shareholder quorum terms (which are addressed in the Amended and Restated Bylaws). In addition, certain non-substantive changes were made to the Amended and Restated Articles. If approved by the shareholders at the Company’s 2022 Annual Meeting, the Amended and Restated Articles will be filed with the Colorado Secretary of State and will become effective.

The foregoing description of the proposed Amended and Restated Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the proposed Amended and Restated Articles, which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On January 4, 2022, the Company issued a press release entitled “Bion Files 8-K Detailing Corporate Changes”.

Item 8.01 Other Events.

A: Dissolution of Bion PA 1 LLC (“Bion PA 1”):

On December 29, 2021, Bion Environmental Technologies, Inc. (the “Company”) approved and executed a Consent of the Sole Member of Bion PA 1 (the “Consent to Dissolution”) that authorized the complete liquidation and dissolution of its wholly-owned subsidiary, Bion PA 1, a Colorado limited liability company. A Statement of Dissolution was filed with the Colorado Secretary of State on December 29, 2021. The Company is of the understanding that the liquidation value of Bion PA 1’s property is substantially below the current amount outstanding under the Funding Agreement dated October 27, 2010 by and between Bion PA 1 and Pennsylvania Infrastructure Investment Authority (“Pennvest”), the only known secured creditor of Bion PA 1 as of the date of this Form 8-K. Post-dissolution, Bion PA 1’s activities will be limited entirely to activities required to properly distribute its net assets to creditors and wind down its business.

Bion PA 1 is prepared to transfer to Pennvest all of Bion PA 1’s right, title and interest in Bion PA1’s property (by a bill of sale or other acceptable agreement) or alternatively, with Pennvest’s approval and direction, arrange for the sale of Bion PA 1’s property and deliver all proceeds (net of commissions and customary costs of sale) to Pennvest.

Upon the complete distribution of all assets of Bion PA 1, whether by transfer or sale as provided above, Bion PA 1 will use commercially reasonable efforts to cause the cessation of all activities. No distributions of Bion PA 1’s assets will be made to Bion PA 1’s member (the Company) or its affiliates. The Consent to Dissolution authorized Mark A. Smith, the Company’s President and the sole manager of Bion PA 1, to cause to be delivered for filing the Statement of Dissolution, to give notice of the dissolution, and to take any other act necessary to wind up and liquidate the business.

Bion PA 1 has made no payments to vendors or other creditors in connection with the dissolution. No distributions or payments of any kind have ever been made to members of Bion PA 1, including the Company, since inception and no payment will be made to the Company or any affiliate in connection with the dissolution.

Through the date of the dissolution, Bion PA 1 was a wholly-owned subsidiary of the Company and its assets and liabilities were included on the Company’s consolidated balance sheet. At September 30, 2021, Bion PA 1’s total assets were $297.01 and its total liabilities were $10,154,334 (including the Pennvest Loan in the aggregate amount of $9,939,148, accounts payable of $214,235.52 and accrued liabilities of $950) which sums were included in the Company’s consolidated balance sheet in its Form 10-Q for the quarter ended September 30, 2021. The Company believes that subsequent to the dissolution of Bion PA 1, Bion PA 1’s assets and liabilities will no longer be consolidated and included in its balance sheet. The Company is working with its accountants to finalize the accounting treatment for the dissolution of Bion PA1 which will be reflected in the Company’s December 31, 2021 quarterly financial statements to be included in the next Form 10-Q filing.

B: Warrant Exercises and Expirations:

During the 2021 calendar year, 6,431,538 warrants scheduled to expire on December 31, 2021, in aggregate, were exercised by their holders at an exercise price of $.75 per share of which 2,226,216 warrants were exercised during the quarter ended December 31, 2021.  The Company issued, in aggregate, 6,431,538 shares of its restricted and legended common stock in connection with these warrant exercises, of which 2,226,216 shares were issued during the quarter ended December 31, 2021.  The Company received, in aggregate, $4,823,651 of gross proceeds from such warrant exercises, of which $1,669,662 was received in the quarter ended December 31, 2021 (these sums do not reflect expenses and commissions related to these warrant exercises). In aggregate, 648,142 warrants expired unexercised on December 31, 2021.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bion Environmental Technologies, Inc. proposed Amended and Restated Articles of Incorporation
3.2	Bion Environmental Technologies, Inc. Amended and Restated Bylaws dated December 29, 2021
10.1	Bion Environmental Technologies, Inc. 2021 Equity Incentive Award Plan dated December 29, 2021
99.1	Press Release titled “Bion Files 8-K Detailing Corporate Changes”.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

	By:	/s/ Mark A. Smith
Date: January 4, 2022		Mark A. Smith, President